Power Of Attorney

The undersigned, being a person
required to file a statement
under Section 16(a) of the
Securities Exchange Act of 1934,
as amended (the "1934 Act"),
with respect to MBIA Capital/Claymore
Managed Duration Investment Grade
Municipal Fund, a Delaware statutory
trust, hereby authorizes, designates
and appoints Nicholas Dalmaso to
act as attorney-in-fact to execute
and file statements on Form 3, Form
4 and Form 5 and any successor forms
adopted by the Securities Exchange
Commission, as required by the 1934
Act and the Investment Company Act
of 1940, as amended, and the rules
thereunder, and to take such other
actions as such attorney-in-fact may
deem necessary or appropriate in
connection with such statements,
hereby confirming and ratifying all
actions such attorney-in-fact has
taken or may take in reliance hereon.
This power of attorney shall continue
in effect until the undersigned no
longer has an obligation to file
statements under the section cited
above, or until specifically
terminated in writing by the
undersigned.

IN WITNESS WHEREOF, the undersigned
has duly executed this power of
attorney on the 21st day of
March, 2006.



/s/ Steven M. Hill